UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
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PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 10, 2014
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FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35390	42-1556195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification Number)

726 Exchange Street, Suite 618, Buffalo, NY		14210
(Address of Principal Executive Offices)		(Zip Code)
(716) 819-5500
(Registrant's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2014, First Niagara Financial Group, Inc. (the “Company”) and its wholly owned subsidiary, First Niagara Bank, N.A., appointed Susan Harnett to serve on their board of directors effective January 1, 2015. Ms. Harnett will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Annual Meeting and Proxy Statement filed with the Securities and Exchange Commission on March 21, 2014.
Concurrent with Ms. Harnett’s appointment as a director, Ms. Harnett was also appointed to the Compensation and Audit Committees for which she will receive an additional $15,000 in committee member retainer fees.
There are no arrangements or understandings between Ms. Harnett and any other persons pursuant to which she was selected as a director, nor are there any related party transactions involving Ms. Harnett that are reportable under Item 404(a) of Regulation S-K.
The Company’s related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety.
Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.    Description
99.1        Press release December 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: December 15, 2014	By:/s/ GREGORY W. NORWOOD
Gregory W. Norwood
Chief Financial Officer
(Duly authorized representative)

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